UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 30, 2014
(Date of Report)

May 29, 2014
(Date of Earliest Event Reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 29, 2014, Sotheby's (the "Company") held its annual meeting of stockholders. The matters on which the stockholders voted were:
(1) Election of fifteen (15) directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

(2) Ratification of the appointment of Deloitte & Touche LLP as Sotheby's independent auditors for the year ending December 31, 2014;

(3)	An advisory vote on 2013 named executive officer compensation.

The results of the voting are shown below:

(1) ELECTION OF DIRECTORS (PROPOSAL 1)
Name of Nominee	FOR	WITHHOLD	BROKER NON-VOTE
John M. Angelo	50,921,387	1,206,921	5,255,907
Jessica M. Bibliowicz	50,961,450	1,166,858	5,255,907
Kevin C. Conroy	50,945,198	1,183,110	5,255,907
Domenico De Sole	50,164,093	1,964,215	5,255,907
The Duke of Devonshire	50,824,708	1,303,600	5,255,907
Daniel S. Loeb	50,915,165	1,213,143	5,255,907
Daniel Meyer	50,883,344	1,244,964	5,255,907
Allen Questrom	50,899,877	1,228,431	5,255,907
Olivier Reza	50,931,534	1,196,774	5,255,907
William F. Ruprecht	45,771,465	6,356,843	5,255,907
Marsha E. Simms	50,931,538	1,196,770	5,255,907
Robert S. Taubman	50,305,633	1,822,675	5,255,907
Diana L. Taylor	50,921,575	1,206,733	5,255,907
Dennis M. Weibling	50,960,780	1,167,528	5,255,907
Harry J. Wilson	50,958,778	1,169,530	5,255,907

(2) RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)
56,382,559	Votes were cast for the resolution;
562,897	Votes were cast against the resolution; and
438,759	Votes abstained

(3) ADVISORY VOTE TO APPROVE 2013 NAMED EXECUTIVE OFFICER COMPENSATION (PROPOSAL 3)
45,924,851	Votes were cast for the resolution;
5,740,016	Votes were cast against the resolution;
463,441	Votes abstained; and
5,255,907	Broker non-votes
The information called for by Item 5.07(c) of Current Report on Form 8-K concerning a description of the terms of the support agreement entered into by Sotheby’s and Third Point LLC is set forth in the Supplement to Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC by Sotheby’s on May 7, 2014, under the section entitled “Summary of the Support Agreement."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Controller and Chief Accounting Officer

Date:	May 30, 2014